Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sourcefire, Inc. 2007 Stock Incentive Plan of our reports dated March 12, 2010, with respect to the consolidated financial statements of Sourcefire, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of Sourcefire, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Baltimore, Maryland
May 6, 2010